UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 22, 2004

UPC POLSKA, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-22877	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4643 Ulster Street, Suite 1300, Denver, Colorado 80237 (303) 770-4001
(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Item 3.       Bankruptcy and Receivership

The purpose of this Form 8-K is to set forth certain items relating to the confirmation of the Second Amended Plan of Reorganization dated December 17, 2003 (the “Plan”) filed by UPC Polska, LLC, formerly UPC Polska, Inc. (the “Company” or “UPC Polska”), UPC Polska Finance, Inc. (“Polska Finance”) and UnitedGlobalCom, Inc. (“UGC”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in connection with the Company’s pending case filed on July 7, 2003 under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) (Case No. 03-14358).

(1) & (2) Identity of the Court and Date of Order

As previously reported, on June 19, 2003, the Company announced that, in connection with the proposed restructuring of its indebtedness, it entered into a Restructuring Agreement (the “Restructuring Agreement”) with the approval of (i) its affiliated creditors, UPC Telecom B.V. and Belmarken Holding B.V. (collectively, the “Affiliated Creditors”), and (ii) nearly 75% (in amount) of the non-affiliated holders of the Company’s 14½% Senior Discount Notes due 2008, 14½% Senior Discount Notes due 2009 and Series C Senior Discount Notes due 2008 (collectively, the “Participating Noteholders”).

As previously reported, on July 7, 2003, UPC Polska and Polska Finance filed, with the approval of the Affiliated Creditors and Participating Noteholders under the Restructuring Agreement, a voluntary petition for relief under Chapter 11 and filed a pre-negotiated plan of reorganization with the Bankruptcy Court.

As previously reported, on October 30, 2003, the Bankruptcy Court entered an order approving the Company’s First Amended Disclosure Statement (the “Disclosure Statement”), attached hereto as Exhibit 99.3, with respect to the First Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc. and UPC Polska Finance, Inc. (the “First Amended Plan of Reorganization”) and authorized the Company to begin soliciting votes with respect to the First Amended Plan of Reorganization from creditors with impaired claims which would receive distributions under the plan.

On December 17, 2003, the Company entered into a Stipulation And Order With Respect To Consensual Plan Of Reorganization (the “Stipulation”) with Polska Finance, the Affiliated Creditors, UPC Operations B.V., certain of the Participating Noteholders, and the Official Committee of Unsecured Creditors (the “Committee”) in connection with the Company’s pending case filed under Chapter 11.  The Stipulation terminated the Restructuring Agreement and provided that third-party noteholders would receive a total of $80.0 million in cash, $100.0 million in new 9.0% UPC Polska notes due 2007, and a number of shares of common stock of UGC, an indirect parent of the Company, worth U.S. $14.5 million based on the closing price of UGC common stock as reported on NASDAQ on December 15, 2003, in exchange for the cancellation of the claims of third-party noteholders.  The Affiliated Creditors would receive $15.0 million in cash and 100% of the newly issued stock of the reorganized Company in exchange for the cancellation of their claims and would not receive any consideration for their existing equity interest in the Company.  The parties to the Stipulation agreed that no changes to the Disclosure Statement are required.

The Stipulation was entered into subject to the approval of the Bankruptcy Court.  The Stipulation was filed as Exhibit 10.1 to the Company’s Form 8-K dated December 17, 2003.

Also on December 17, 2003, the Company filed with the Bankruptcy Court a Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc., UPC Polska Finance, Inc. and UnitedGlobalCom, Inc. (the “Plan”), in order to effectuate the terms of the Stipulation.  The Stipulation provided that the Committee and the Participating Noteholders would fully and unconditionally support, and take any reasonable action necessary or helpful to confirm or consummate, the Plan.

As previously reported, on December 18, 2003, following approval and authorization by the Bankruptcy Court, the Company converted into a Delaware limited liability company (the “Conversion”) by filing with the Delaware Secretary of State the Certificate of Formation attached as Exhibit 3.1 to the Company’s Form 8-K dated December 17, 2003.  The Company accordingly changed its name to UPC Polska, LLC.  In conjunction with the Conversion, the Company adopted the Operating Agreement filed as Exhibit 3.2 to the Company’s Form 8-K dated December 17, 2003.

A hearing on the confirmation of the Plan was held on January 21 and 22, 2004.  The Plan, as modified by the Stipulation, was confirmed by the Bankruptcy Court pursuant to an Order Confirming Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska, Inc., UPC Polska Finance, Inc. and UnitedGlobalCom, Inc. dated December 17, 2003 (the “Confirmation Order”), which was entered by the Bankruptcy Court on January 22, 2004. A copy of the Confirmation Order is attached hereto as Exhibit 99.1. A copy of the Plan is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The Company expects the Plan to be consummated and become effective on or about February 2, 2004 (the “Effective Date”). From and after the Effective Date, the Company expects to be operating its businesses and properties as a reorganized entity pursuant to the terms of the Plan.

(3)                                  Summary of the Plan

The following is a summary of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan.  Unless otherwise defined herein, all capitalized terms used in this Form 8-K shall have the meanings ascribed to such terms in the Plan.

The Plan categorizes the Claims against, and Equity Interests in, the Company into seven Classes, as follows:

Class 1	—	Priority Claims
Class 2	—	Critical Creditor Claims
Class 3	—	UPC Polska Note Claims (excluding Telecom Owned UPC Polska Note Claims)

Class 4	—	Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims
Class 5	—	General Unsecured Claims
Class 6	—	Telecom Junior Note Claims
Class 7	—	UPC Polska Equity Interests

Pursuant to the Plan, any Class that does not contain, as of the date of the commencement of the Confirmation Hearing, any Allowed Claims or Allowed Equity Interests or any Claims or Equity Interests temporarily allowed for voting purposes under Bankruptcy Rule 3018 shall be deemed to have been deleted from the Plan for purposes of (i) voting to accept or reject the Plan and (ii) determining whether it has accepted or rejected the Plan under Section 1129(a)(8) of the Bankruptcy Code.

In accordance with the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified into Classes.

Priority Claims—Class 1

Class 1 consists of all Priority Claims against the Company other than Priority Tax Claims. Under the Plan, each holder of an Allowed Priority Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim:

(A)                  the amount of such unpaid Allowed Claim in cash, with simple interest, if any, on or before the latest of (i) as soon as reasonably practicable after the Effective Date, (ii) 30 days after the date on which such Claim becomes Allowed, (iii) the date on which such Claim becomes due and payable or (iv) a date agreed to in writing by the Company or the Reorganized Debtor, as the case may be, and the holder of such Claim; or

(B)                    such other treatment on such other terms and conditions as may be agreed upon in writing by the holder of such Claim and the Company or Reorganized Debtor, as the case may be, or as the Bankruptcy Court may order.

Currently, the Company believes that there are Classified Priority Claims in the approximate amount of $0.

Critical Creditor Claims—Class 2

Class 2 consists of all Allowed Claims of Critical Creditors against the Company. Under the Plan, each holder of an Allowed Critical Creditor Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim:

(A)                  payment in full in cash with interest, if any, on the later of (i) the Effective Date and (ii) the date such Claim becomes Allowed;

(B)                    treatment such that such Claim is Reinstated; or

(C)                    such other treatment on such other terms and conditions as may be agreed upon in writing by the holder of such Claim and the Company or the Reorganized Debtor, as the case may be, or as the Bankruptcy Court may order.

Currently, the Company believes that there are Critical Creditor Claims in the approximate amount of $0.

UPC Polska Note Claims (other than Telecom Owned UPC Polska Note Claims)—Class 3

Class 3 consists of the Allowed Claims of the holder(s) of the UPC Polska Notes (other than Telecom Owned UPC Polska Note Claims). Under the Plan, each holder of an Allowed UPC Polska Note Claim other than UPC Telecom (“Third Party Holders”) shall receive, in consideration for the UPC Polska Notes (other than the Telecom Owned UPC Polska Notes) on or as soon as practicable after the Effective Date, Pro Rata on account of its Claim, (i) $80,000,000 (“Cash Consideration”), (ii) New UPC Polska Notes in an aggregate amount of $100,000,000 of the Reorganized Debtor and Polska Finance, as co-issuers of the New UPC Polska Notes, and (iii) shares of common stock of UGC in an aggregate amount of $14,500,000 based on the per share closing price of UGC common stock as reported on NASDAQ on December 15, 2003 (together with the Cash Consideration and the New UPC Polska Notes, the “Third Party Noteholder Consideration”); provided, however, in the event that, on or prior to the Effective Date, UPC or any of its direct or indirect Affiliates purchases, redeems or otherwise acquires for value any UPC Polska Notes for a consideration that is different than the Third Party Noteholder Consideration, then each of the Third Party Holders shall have the right to elect to receive such alternate consideration in respect of their UPC Polska Notes upon consummation of the Restructuring, on the same terms and conditions as those pursuant to which such other UPC Polska Notes were purchased, redeemed or otherwise acquired for value, in lieu of receiving the Third Party Noteholder Consideration for their UPC Polska Notes. The Debtor shall promptly notify each Third Party Holder of each such purchase including the amount(s) and type(s) of consideration paid in connection therewith.

The UPC Polska Note Claims of the Participating Noteholders are Allowed Claims.

Telecom Owned UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims and Affiliate Indebtedness Claims—Class 4

Class 4 consists of the Telecom Owned UPC Polska Note Claims, the Belmarken Note Claims, the Telecom Pari Passu Note Claims and the Affiliate Indebtedness Claims.

Under the Plan, on or as soon as practicable after the Effective Date, each holder of an Allowed Class 4 Claim shall receive, Pro Rata in consideration for its Claim, (i) $15,000,000 and (ii) 100% of the New UPC Polska Stock.

General Unsecured Claims—Class 5

Class 5 consists of all pre-petition Allowed Claims against the Company, including, without limitation, any claims of the holder of the RCI Note, other than Administrative Claims, Priority Tax Claims, Priority Claims, UPC Polska Note Claims, Belmarken Note Claims, Telecom Pari Passu Note Claims, Affiliate Indebtedness Claims, Telecom Junior Note Claims and Critical Creditor Claims.

Under the Plan, on or as soon as practicable after the Effective Date, each holder of an Allowed Class 5 Claim shall receive in consideration for its Claim the amount of cash and New

UPC Polska Notes issued under the New Indenture and UGC Common Stock per $1,000 of claim amount of each Allowed General Unsecured Claim of the Company which is equal to the amount of Cash Consideration and New UPC Polska Notes issued under the New Indenture and UGC Common Stock per $1,000 of claim amount payable to the holders of the UPC Polska Note Claims (other than the Telecom Owned UPC Polska Note Claims). The Debtor estimates that the Allowed General Unsecured Claims as of the Effective Date will be approximately $20.1 million, of which $14 million is an allowed HBO claim subject to a $6 million distribution cap pursuant to a separate settlement with HBO.

Telecom Junior Note Claims—Class 6

Class 6 consists of all Telecom Junior Note Claims. Under the Plan, holders of the Telecom Junior Note Claims shall not be entitled to, and shall not, receive or retain any property under the Plan on account of such Claims, and such Telecom Junior Notes shall be cancelled on the Effective Date and will be of no further force or effect.

Equity Interests—Class 7

Class 7 consists of all Equity Interests in UPC Polska. Under the Plan, holders of Equity Interests shall not be entitled to, and shall not, receive or retain any property under the Plan on account of such Equity Interests, and such Equity Interests shall be cancelled on the Effective Date and will be of no further force or effect.

To the extent that this summary may vary from the terms of the Plan, the terms of the Plan will control.

(4)                                  Shares Issued and Outstanding

The current authorized, issued and outstanding capital stock of the Company amounts to 1,000 membership interests denominated as stock owned 100% by UPC Telecom, which will be cancelled on the Effective Date.  After the Effective Date, the authorized, issued and outstanding capital stock of the Company shall consist of 1,000 newly issued membership interests denominated as stock, which shall be owned 100% by UPC Telecom.

(5)                                  Financial Information

Information regarding the assets and liabilities of the Company is hereby incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the United States Securities and Exchange Commission (the “SEC”) on November 13, 2003, the Company’s Monthly Operating Statement for the period from November 1, 2003 to November 31, 2003 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2003 and the Company’s Monthly Operating Statement for the period from December 1, 2003 to December 31, 2003 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 15, 2004.

Item 5.       Other Events.

The Company has announced the confirmation of the Plan by the U.S. Bankruptcy Court in a press release dated January 23, 2004 (the “Press Release”), a copy of which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

This Current Report on Form 8-K (this “Report”), the Plan, the Disclosure Statement and the Press Release contain forward-looking statements (any statement other than those made solely with respect to historical fact) based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on a variety of assumptions that may not be realized and are subject to significant business, economic, judicial and competitive risks and uncertainties, including those set forth below, many of which are beyond the Company’s control. The Company’s actual operations, financial condition, cash flows or operating results may differ materially from those expressed or implied by any such forward-looking statements. These statements relate to the Company’s future plans, objectives, expectations and intentions. These statements may be identified by the use of words like “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “pro forma,” “anticipates” and similar expressions. The Company undertakes no obligation to update or revise any such forward-looking statements.

The forward-looking statements and the Company’s liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ability of the Company to restructure its outstanding indebtedness on a satisfactory and timely basis; the ability of the Company, UPC Polska Finance, Inc. (“Polska Finance”) and UnitedGlobalCom, Inc. (“UGC”) to consummate the Plan of Reorganization filed (the “Plan”) in connection with the Company’s petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”); the ramifications of the restructuring; risks associated with not completing the restructuring consistent with the Company’s, Polska Finance’s, and UGC’s timetable; risks associated with third parties taking actions inconsistent with, or detrimental to, the consummation of the Plan; the ability to fund, develop and execute the business plan of the Company and its subsidiaries (the “UPC Polska Group”); potential adverse developments with respect to the UPC Polska Group’s liquidity or results of operations; competitive pressures from other companies in the same or similar lines of business as the UPC Polska Group; economic conditions in Poland generally, as well as in the pay television business in Poland, including decreasing levels of disposable income per household and increasing rates of unemployment; risks associated with an amendment to copyright law in Poland which took effect on January 1, 2003; ongoing process of copyright law development in Poland; risks relating to future relations with the Polish national telephone company; risks related to lost revenues resulting from piracy; changes in laws and regulations affecting the UPC Polska Group, including those related to taxation; business changes, including pay television programming changes; foreign exchange rate fluctuations; future financial performance of the UPC Polska Group, including availability, terms and deployment of capital; the UPC Polska Group’s ability to comply with government regulations; the overall market acceptance of the UPC Polska

Group’s products and services, including acceptance of the pricing of those products and services; the failure of Telewizyjna Korporacja Partycypacyjna S.A. (“TKP”) to satisfy contractual obligations owed to or on behalf of the UPC Polska Group arising out of the Company’s transaction with Canal+ S.A. and the UPC Polska Group’s limited ability to liquidate its investment in TKP; potential adverse publicity regarding the Company’s restructuring and its petition for relief under Chapter 11 of the Bankruptcy Code; and the estimates and assumptions that the Company’s management was required to make in the preparation of parent only financial statements for inclusion in the Monthly Operating Reports, as well as other factors detailed from time to time in the Company’s filings with the SEC. Given these uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Report, the Plan, the Disclosure Statement and the Press Release.

Item 7.       Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description

99.1

Order of the United States Bankruptcy Court for the Southern District of New York dated January 22, 2004 confirming the Second Amended Plan of Reorganization dated December 17, 2003 jointly proposed by the Company, UPC Polska Finance, Inc., and UnitedGlobalCom, Inc.

99.2	Second Amended Plan of Reorganization dated December 17, 2003, jointly proposed by the Company, UPC Polska Finance, Inc., and UnitedGlobalCom, Inc.*

99.3	First Amended Disclosure Statement dated October 27, 2003 jointly proposed by the Company and UPC Polska Finance, Inc.**

99.4	Press release of the Company dated January 23, 2004 announcing the confirmation of its second amended plan of reorganization

* Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2003.

** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2004

UPC POLSKA, LLC

By:	/s/ Simon Boyd
Name: Simon Boyd
Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1

Order of the United States Bankruptcy Court for the Southern District of New York dated January 22, 2004 confirming the Second Amended Plan of Reorganization dated December 17, 2003 jointly proposed by the Company, UPC Polska Finance, Inc., and UnitedGlobalCom, Inc.

99.2	Second Amended Plan of Reorganization dated December 17, 2003, jointly proposed by the Company, UPC Polska Finance, Inc., and UnitedGlobalCom, Inc.*

99.3	First Amended Disclosure Statement dated October 27, 2003 jointly proposed by the Company and UPC Polska Finance, Inc.**

99.4	Press release of the Company dated January 23, 2004 announcing the confirmation of its second amended plan of reorganization.

* Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2003.

** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2003